EXHIBIT 99.4


               WARNER-LAMBERT PLEASED WITH DELAWARE COURT OF
                   CHANCERY DECISION TO EXPEDITE HEARING

MORRIS PLAINS, N.J. -- Nov. 19, 1999 -- Warner-Lambert Company said today it was pleased with the decision of the Delaware Court of Chancery to schedule a January 24, 2000 hearing of Pfizer Inc's lawsuit challenging certain provisions of the Company's merger agreement with American Home Products.

The Courts' decision to expedite the legal process follows Warner-Lambert's November 9, 1999 request of Pfizer to commit to move the proceeding along as promptly as possible in order to resolve the uncertainty that Pfizer's litigation has created.


Contact:

     Warner-Lambert Company
     Media:
     Carol Goodrich  (973) 540-3620
           or
     Investor Relations:
     George Shields  (973) 540-6916
     John Howarth  (973) 540-4874